Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2017 Long Term Incentive Plan of Astronics Corporation of our reports dated March 5, 2025, with respect to the consolidated financial statements and schedule of Astronics Corporation and the effectiveness of internal control over financial reporting of Astronics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Buffalo, New York
May 27, 2025